UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 11, 2014

Date of Report (date of earliest event reported)

MONTAGE TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Cayman	001-36064	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

Room A1601, Technology Building, 900 Yi Shan Road

Xuhui District, Shanghai, 200233

People’s Republic of China

(Address of registrant’s principal executive offices, including zip code)

Tel: (86 21) 6128-5678

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2014, Montage Technology Group Limited, a Cayman Islands exempted company (the “Company” or “Montage”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shanghai Pudong Science and Technology Investment Co., Ltd., a People’s Republic of China (“PRC”) limited liability company (“Parent” or “PDSTI”), providing for the merger of a to be formed merger subsidiary (“Merger Sub”) with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of a to be formed Cayman Islands exempted company, which will be a subsidiary of Parent (“Parent Assignee”). The Merger Agreement was unanimously approved by the Company’s Board of Directors (the “Board”) in connection with the previously announced exploration of strategic alternatives.

At the effective time of the Merger, each share of Company ordinary shares issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by the Company, Parent or any direct or indirect subsidiary of either of them) will be converted automatically into the right to receive $22.60 in cash, without interest (the “Per Share Merger Consideration”).

Company stock options that are outstanding at the effective time of the Merger will be assumed by Parent Assignee and converted into an option to purchase ordinary shares of the Parent Assignee; provided that holders of vested Company stock options that have a per-share exercise price less than the Per Share Merger Consideration may elect to cancel such vested Company stock options in exchange for the right to receive the cash payment equal to the total number of underlying shares and the excess of the amount of the Per Share Merger Consideration over the exercise price per share pursuant to the Merger Agreement. Each Company share that is outstanding and subject to vesting or other lapse restrictions will be canceled at the effective time of the Merger in exchange for the right to receive, upon the date on which the shares would have vested in accordance with their terms after the Merger, a cash payment equal to the Per Share Merger Consideration.

Consummation of the Merger is subject to various conditions, including, without limitation: (i) the approval by the holders of two-thirds of the votes cast at an extraordinary general meeting of the Company’s shareholders (the “Company Shareholder Approval”), (ii) the absence of any temporary restraining order, preliminary or permanent injunction or other judgment that enjoins or otherwise prohibits the consummation of the Merger; (iii) the obtainment by Parent of certain specified governmental approvals in the PRC (the “Parent Required Approvals”); (iv) the obtainment of PRC antitrust clearance, if required by PRC law; (v) the accuracy of the parties’ respective representations and warranties and the performance of the parties’ respective covenants (in each case, subject to certain materiality thresholds). In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the absence, since the date of the Merger Agreement and except as disclosed in the Company disclosure schedules, of any Material Adverse Effect (as defined in the Merger Agreement).

The Merger Agreement contains a “no shop” provision that, in general, limits the Company’s ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. However, there are “go shop” provisions that allow the Company to solicit alternative acquisition proposals from, furnish non-public information to, and participate in discussions and negotiations with third parties under the following circumstances: (i) during the period commencing 90 days after the Company Shareholder Approval is obtained and until the consummation of the Merger or the termination of the Merger Agreement and (ii) until such time as Parent delivers acceptable financing commitment documents and evidence to the Company, but during such time, the Company may only continue negotiations and discussions with the two parties that are Qualified Former Bidders, as defined in the Merger Agreement.

The “no shop” provision is also subject to a “fiduciary out” that allows the Company, under certain circumstances and in compliance with certain obligations, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited written alternative acquisition proposal from any third party that is reasonably likely to result in a Superior Proposal (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a Superior Proposal outside of the “go shop” periods, the Company will be required to pay Parent a termination fee of $40,770,000, but if the Company terminates the Merger Agreement to enter into a Superior Proposal during a “go shop” period, the Company must only pay to Parent a termination fee of $20,385,000. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $67,940,000 under specified circumstances set forth in the Merger Agreement, including if Parent fails to obtain any of the Parent Required Approvals or PRC antitrust clearance other than as specified in the Merger Agreement.

The Merger Agreement requires Parent to have, as of the effective time, sufficient cash or other sources of immediately available funds for consummation of the transactions contemplated in the Merger Agreement and for the satisfaction of all Parent’s, Parent Assignee’s and Merger Subsidiary’s obligations under the Merger Agreement. The Merger Agreement requires Parent to use its reasonable best efforts to obtain the financing on the terms and conditions described in any financing commitment entered into by Parent, Parent Assignee, Merger Subsidiary or any of their respective affiliates.

In connection with the execution of the Merger Agreement, Parent and certain shareholders of the Company (the “Voting Shareholders”) entered into a Voting Agreement (the “Voting Agreement”), pursuant to which the Voting Shareholders have agreed, among other things, (i) to vote all of their shares of Company ordinary shares in favor of obtaining the Company Shareholder Approval and the other transactions contemplated by the Merger Agreement, and vote against any alternative acquisition proposals or other transaction that would be reasonably expected to impede, delay, or adversely affect any transactions contemplated by the Merger Agreement; (ii) to irrevocably grant Parent and any designee of Parent a proxy (and appoint Parent or any such designee of Parent as its attorney-in-fact with full power of substitution) to vote their shares of Company ordinary shares for the matters described in the preceding subclause (i); and (iii) not to sell, transfer, pledge, or otherwise dispose of any of their shares of Company ordinary shares, except for those transfers expressly permitted under the Voting Agreement. The Voting Agreement terminates upon the termination of the Merger Agreement.

Concurrent with the execution of the Merger Agreement, Parent, a subsidiary of Parent and the Company entered into an Escrow Agreement with Citibank N.A. (“Citibank”) serving as Escrow Agent, pursuant to which the Company agreed to deposit 50% of the termination fee and Parent agreed to deposit 50% of the reverse termination fee in two accounts with Citibank (the “Escrow Accounts”) upon the date of the Merger Agreement or the first business day that the Escrow Accounts are available to receive deposits. The parties agreed to deposit the remaining 50% of the termination fee and the reverse termination fee within five business days following the obtainment of the Company Shareholder Approval.

The Merger Agreement contains customary covenants, including, without limitation, covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger, (ii) the calling and holding of a meeting of the Company’s stockholders for the purpose of obtaining the Company Shareholder Approval and (iii) the use of reasonable best efforts to cause the Merger to be consummated.

The Merger Agreement also contains customary representations and warranties. The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”), (c) have been qualified by confidential disclosures made to Parent in connection with the Merger Agreement, (d) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (f) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, any Form 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents that the Company files with the SEC.

The foregoing descriptions of the Merger Agreement, Voting Agreement and Escrow Agreement are not complete and are qualified in its entirety by reference to the Merger Agreement, Voting Agreement and Escrow Agreement, which are filed as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2, respectively, hereto and are incorporated herein by reference.

Item 8.01 Other Events.

Attached as Exhibit 99.1 hereto is a copy of the Company’s press release issued June 11, 2014, announcing the execution of the Merger Agreement.

Important Information and Where to Find It

Montage plans prepare and mail to its stockholders a proxy statement regarding the proposed acquisition of Montage by PDSTI. Investors and security holders are urged to read the proxy statement relating to such acquisition carefully and in its entirety, including any other relevant documents filed with the SEC and incorporated by reference in the proxy, when they become available because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents that Montage prepares and mails to its shareholders on Montage’s website at www.montage-tech.com. In addition, the proxy statement and other documents prepared by Montage may be obtained from Montage free of charge by directing a request to Montage Technology Group Limited, c/o Investor Relations, 19800 MacArthur Blvd, Suite 300, Irvine, CA 92612.

Forward-looking Statements

Statements about the expected timing, completion and effects of the proposed merger and all other statements made herein that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “continuing”, “believe” or “project”, or the negative of those words or other comparable words. Any forward-looking statements included herein are made as of the date hereof only, based on information available to Montage as of the date hereof, and, subject to any applicable law to the contrary, Montage undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are not a guarantee of future performance and are subject to a number of risks, assumptions and uncertainties that could cause Montage’s actual results to differ from those projected in such forward-looking statements. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions contemplated by the Merger Agreement; the ability to obtain regulatory approvals of the transactions contemplated by the Merger Agreement on the proposed terms and schedule; the failure of Montage’s stockholders to approve the transactions contemplated by the Merger Agreement; Montage’s ability to maintain relationships with customers, employees or suppliers following the announcement of the Merger Agreement; the ability of the parties to satisfy the conditions to closing of the transactions contemplated by the Merger Agreement; the risk that the transactions contemplated by the Merger Agreement may not be completed in the time frame expected by the parties or at all; the risks that are described from time to time in Montage’s reports filed with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in other of Montage’s filings with the SEC; and general industry and economic conditions.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger dated June 11, 2014

10.1	Voting Agreement dated June 11, 2014

10.2	Escrow Agreement dated June 11, 2014

99.1	Press Release dated June 11, 2014

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2014

Montage Technology Group Limited

/s/ Mark Voll
Mark Voll
Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

2.1	Agreement and Plan of Merger dated June 11, 2014

10.1	Voting Agreement dated June 11, 2014

10.2	Escrow Agreement dated June 11, 2014

99.1	Press Release dated June 11, 2014